UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021 (May 14, 2021)

Assisted 4 Living, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6801 Energy Court, Suite 201 Sarasota, Florida	34240
(Address of Principal Executive Office)	(Zip Code)

(855) 668-3331

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Accountants

Assisted 4 Living, Inc. (the “Company”) dismissed Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC) (“Pinnacle”) as the Company’s independent registered public accounting firm, effective May 14, 2021. Pinnacle has been the only independent registered public accounting firm with respect to the Company’s financial statements for all periods since the Company’s inception on May 24, 2017. The decision to change accountants was approved by the Company’s board of directors.

The audit report of Pinnacle on the Company’s balance sheet as of November 30, 2020 and 2019, and the related statements of operations, stockholders’ (deficit), and cash flows for the years ended November 30, 2020 and 2019, and the related notes (“Audit Period”) did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report for each year ended November 30, 2020 and 2019 contained an explanatory paragraph stating that “The Company has suffered recurring losses and has minimal operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The Company’s annual report for the Audit Period does not include an attestation report of Pinnacle regarding internal control over financial reporting. Management’s report was not subject to attestation by Pinnacle pursuant to Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act that permits an emerging growth company to provide only management’s report in the annual report. Therefore, Pinnacle was not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting at November 30, 2020 included in Item 9A of the Company’s Form 10-K filing.

During the Audit Period and subsequent interim period through February 28, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Pinnacle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Pinnacle, would have caused Pinnacle to make reference to the subject matter of the disagreements in its reports.

During the Audit Period and subsequent interim period through February 28, 2021, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Part II, Item 9A of the Company’s Form 10-K for the year ended November 30, 2020 and 2019, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses related to the following: (i) lack of an independent board of directors, including an independent financial expert; (ii) lack of segregation of duties and adequate documentation of our internal controls; and (iii) lack of multiple levels of review in our financial reporting process. These material weaknesses have not been remediated as of the subsequent interim period through February 28, 2021. Other than described above, during the Audit Period and the subsequent interim period through February 28, 2021, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Pinnacle with a copy of this Current Report on Form 8-K and has requested that Pinnacle furnish the Company, as promptly as possible, with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not they agree with the statements made above. A copy of Pinnacle’s letter will be provided to the SEC as an exhibit to an amendment to this Current Report on Form 8-K within two business days after the Company receives it from Pinnacle.

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(b) New Independent Accountants

On January 27, 2021 and October 12, 2020, Banyan Pediatric Care Centers, Inc. (“Banyan”) engaged Daszkal Bolton LLP (“Daszkal”) to audit Banyan’s consolidated financial statements for the years ended December 31, 2020 and 2019, respectively. On March 23, 2021, Banyan became a wholly-owned subsidiary of the Company in connection with a reverse acquisition, as further described in the Current Report on Form 8-K filed by the Company with the SEC on March 29, 2021.

On May 14, 2021, the Company appointed Daszkal as the Company’s independent registered public accounting firm, effectively immediately. As such, Daszkal will: (i) conduct review engagements on the Company’s quarterly financial statements for the quarterly periods ending March 31, June 30 and September 30, 2021; (ii) audit the Company’s financial statements for the year ended December 31, 2021; and (iii) on an ongoing basis thereafter.

During the Audit Period and the subsequent interim period through February 28, 2021, neither the Company nor anyone on its behalf consulted with Daszkal with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Daszkal concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation SK).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 18, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Janet Huffman
Janet Huffman, CFO

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